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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2022
INDIE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40481	88-1735159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 608-0854
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, the Board of Directors (the “Board”) of indie Semiconductor, Inc. (“indie” or the “Company”) appointed Raja Bal (“Mr. Bal”) as the Chief Accounting Officer, effective immediately. In this role, Mr. Bal leads the company’s accounting and finance operations, and works closely with the Chief Financial Officer to oversee financial reporting, tax, global treasury and internal control activities. Prior to joining indie in January 2020 where Mr. Bal has served as Senior Vice President - Finance and Controller, Mr. Bal served as Operating Partner and Chief Financial Officer for True North Venture Partners and its wholly-owned portfolio companies between 2017 and 2019 and as Vice President and Chief Financial Officer for GT Advanced Technologies between 2014 and 2017. Prior to this, Mr. Bal served as Corporate Controller and Treasurer for Skyworks Solutions, where he held finance roles with increasing responsibility. He previously held finance positions with Lucent Technologies and Ernst & Young. Mr. Bal holds a CPA accounting designation, a Master of Management Analytics from Queen’s University’s Smith School of Business, and a Bachelor of Commerce degree from the University of Ottawa's Telfer School of Management.

Mr. Bal has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and there is no arrangement or understanding between Mr. Bal and any other person, pursuant to which Mr. Bal is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Mr. Bal neither is not a party to nor does he have any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. Mr. Bal’s compensation arrangements will not change in connection with this change in position.

Item 8.01.  Other Events

On November 29, 2022, the Company entered into and closed an agreement with multiple investors in China, including two of the top four Chinese automotive OEMs, that secured a strategic investment (“Series B Funding”) the Company’s majority controlled subsidiary Wuxi indie Microelectronics Ltd. (“Wuxi”). The Series B Funding provided Wuxi additional funding of ¥300 million (or approximately $42.7 million) that further strengthens Wuxi’s go-to market capability and fully leverages the value of its strong product portfolio. Among other provisions, this agreement includes certain liquidation preferences for the Series B Funding investors as well as an ability to exchange their Wuxi shares for shares of indie’s Class A common stock in the event Wuxi does not successfully complete a local initial public offering by December 31, 2027.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

December 2, 2022	By:	/s/ Thomas Schiller
		Name:	Thomas Schiller
		Title:	Chief Financial Officer & EVP of Strategy (Principal Financial Officer)
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